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                                                                    EXHIBIT 23.2


INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 1 to Registration Statement on Form S-1 of Sprint Spectrum L.P. and subsidiary of our report dated March 29, 1996 (July 8, 1996 as to Note 4), (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the development stage of Sprint Spectrum L.P. and subsidiary) appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings "Experts" in such Prospectus.


DELOITTE & TOUCHE LLP
Kansas City, Missouri
July 8, 1996